EXHIBIT 23.5
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of Petrobras Energía S.A. of our report dated February 12, 2007 relating to the consolidated financial statements of Compañía Inversora en Transmisión Eléctrica Citelec S.A. as of December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005, and our report dated February 5, 2007 (except with respect to the matters discussed in Note 12 to the consolidated financial statements, which is as of April 30, 2007) relating to the consolidated financial statements of Compañía de Inversiones de Energía S.A. as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006, both audit reports appearing in the Petrobras Energía Participaciones S.A.’s Annual Report on Form 20-F for the year ended December 31, 2007 incorporated by reference in this Registration Statement on Form F-4 of Petrobras Energía S.A., and our report dated February 8, 2006 (except for the matters discussed in Note 12 to the consolidated financial statements, which is as of June 12, 2006) relating to the consolidated financial statements of Compañía de Inversiones de Energía S.A. as of December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005, which appears on Page F-4 of Petrobras Energía Participaciones S.A.´s Annual Report on Form 20-F for the year ended December 31, 2005, which page is incorporated by reference in this Registration Statement on Form F-4 of Petrobras Energía S.A. We also consent to the references to us under the headings “Experts” in such Registration Statement.
PRICE WATERHOUSE & CO. S.R.L.
Miguel A. Urus (Partner)
City of Buenos Aires, Argentina
November 10, 2008